CROSS COLLATERALIZATION AND CROSS DEFAULT AGREEMENT

     In order to induce Garrard Street Enterprises, LLC, a Kentucky limited liability company (“Garrard”), whose address is 281 Richwood Road, Walton, Boone County, Kentucky 41094, to lend the sum of Three Million Seven Hundred Thousand Dollars ($3,700,000.00) (“Garrard Note”) to SSTI 2526 Ritchie ST, LLC, a Delaware limited liability company (herein, “Crescent Borrower”), SSTI 5970 Centennial CIR, LLC, a Delaware limited liability company (herein, “Florence Borrower”), and SSTI 281 Richwood RD, LLC, a Delaware limited liability company (herein, “Walton Borrower”, and together with Crescent Borrower and Florence Borrower, hereafter collectively referred to as “Borrower”), whose mailing address is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694; and in order to induce Crescent Springs Storage, L.L.C., a Kentucky limited liability company (“Crescent”; both Garrard and Crescent are hereinafter referred to collectively as “Lender”), whose address is 281 Richwood Road, Walton, Boone County, Kentucky 41094, to lend the sum of Eight Hundred Thousand Dollars ($800,000.00) (“Crescent Note”) to Borrower; Lender and Borrower now hereby agree as follows:

1.	A default under (i) the Garrard Note, (ii) that certain Mortgage, Security Agreement and Financing Statement (the “Walton Mortgage”) executed by Walton Borrower in favor of Lender of even date therewith, and/or (iii) that other certain Mortgage, Security Agreement and Financing Statement (the “Florence Mortgage”) executed by Florence Borrower in favor of Lender of even date therewith, shall constitute a default under the Crescent Note. A default under the Crescent Note and/or the that certain Mortgage,

Security Agreement and Financing Statement (the “Crescent Mortgage”) executed by Crescent Borrower in favor of Crescent of even date therewith, shall constitute a default under the Garrard Note.

2.	The collateral for the Garrard Note, as described in the Garrard Mortgage and the Florence Mortgage, shall also be considered as collateral for the Crescent Note, and the collateral for the Crescent Note, as described in the Crescent Mortgage, shall also be considered as collateral for the Garrard Note. “Collateral” shall be construed broadly to include both the real estate and personal property described in each of the Walton Mortgage, the Florence Mortgage and the Crescent Mortgage.

3.	This Agreement is meant to supplement any other agreements between the parties and is to survive the closing and the execution of the Crescent Note, the Garrard Note, the Walton Mortgage, the Florence Mortgage and the Crescent Mortgage.

4.	This Agreement is binding upon the respective heirs, successors and assigns of each party to it, but shall terminate and be null and void and of no further force or effect upon payment of the Crescent Note and the Garrard Note.

5.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

DATED this 12th day of February, 2009.

GARRARD:

Garrard Street Enterprises LLC, a Kentucky limited liability company By:/s/ Greg Schrand Name: Greg Schrand Its: Managing Member

CRESCENT:

Crescent Springs Storage, L.L.C., a Kentucky limited liability company By: /s/ Greg Schrand Name: Greg Schrand Its: Member

BORROWER:

SSTI 281 Richwood RD, LLC, a Delaware limited liability company By: Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager By: /s/ H. Michael Schwartz Name: H. Michael Schwartz Title: President

SSTI 5970 Centennial CIR, LLC, a Delaware limited liability company By: Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager By: /s/ H. Michael Schwartz Name: H. Michael Schwartz Title: President

SSTI 2526 Ritchie ST, LLC, a Delaware limited liability company By: Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager By: /s/ H. Michael Schwartz Name: H. Michael Schwartz Title: President